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Exhibit 4O
                            GROUP ANNUITY ENDORSEMENT

             MADE A PART OF THE CERTIFICATE TO WHICH IT IS ATTACHED


VARIABLE ACCOUNT, listed in the Certificate Specifications, will be amended as follows:

         "The Subaccounts are:

                  1.   IFT EQUITY 500 INDEX
                  2.   IFT SMALL CAP INDEX
                  3.   CAPITAL ASSET
                  4.   DGPF GROWTH & INCOME
                  5.   DGPF GLOBAL BOND
                  6.   INTERNATIONAL
                  7.   DGPF TREND
                  8.   VIP II CONTRAFUND
                  9.   VIP GROWTH
                  10.  EQUITY-INCOME
                  11.  CAPITAL APPRECIATION
                  12.  ASPEN WORLDWIDE GROWTH
                  13.  MONEY MARKET
                  14.  BOND
                  15.  MANAGED
                  16.  AGGRESSIVE GROWTH
                  17.  AMT PARTNERS
                  18.  AMT MIDCAP GROWTH
                  19.  GLOBAL ASSET ALLOCATION
                  20.  GROWTH AND INCOME
                  21.  SOCIAL AWARENESS
                  22.  SPECIAL OPPORTUNITIES
                  23.  ALLIANCE GROWTH
                  24.  ALLIANCE TECHNOLOGY
                  25.  AFIS GROWTH
                  26.  AFIS INTERNATIONAL
                  27.  DGPF REAL ESTATE (REIT)"


                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

                         /s/ JON A. BOSCIA
                            JON A. BOSCIA, PRESIDENT